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                                                                   EXHIBIT 10.26




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                    MORTGAGE, ASSIGNMENT OF LEASES AND RENTS
                               AND FIXTURE FILING
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Prepared by and after
recording return to:

John E. Mazey, Esq.
Jones, Day, Reavis & Pogue
901 Lakeside Avenue
Cleveland, Ohio 44114

Property Address:

__________________
__________________


Property Index Numbers:

_______________________
_______________________
_______________________
_______________________
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                                    MORTGAGE,
                ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING

               Maximum Principal Amount Not to Exceed $65,000,000


         THIS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING (as the same may from time to time be amended, restated or otherwise modified, this "Agreement") is made as of the 31st day of July, 2001, by [______________________], a [_________________], 200 Public Square, Suite
30-5000, Cleveland, Ohio 44114 ("Mortgagor") in favor of KEYBANK NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders, as hereinafter defined (in its capacity as agent, for the benefit of and on behalf of the Lenders, "Administrative Agent").

         WHEREAS, HAWK CORPORATION, a Delaware corporation ("Borrower"), Administrative Agent, and the other financial institutions listed on Annex I to the Credit Agreement, as hereinafter defined (collectively, together with their respective successors and assigns, "Lenders" and, individually, "Lender"), are parties to that certain Credit Agreement, dated as of May 1, 1998 (as amended and as the same may from time to time be further amended, restated or otherwise modified, the "Credit Agreement"; the capitalized terms defined therein and not otherwise defined in this Agreement being used herein as therein defined), pursuant to which the Lenders will, among other things, continue to grant to Borrower the Loans, as defined in the Credit Agreement, and Letters of Credit, as defined in the Credit Agreement, and other extensions of credit pursuant to the Credit Agreement;

         WHEREAS, Mortgagor, a subsidiary of Borrower whose financing is provided by the Loans and Letters of Credit, deems it to be in the direct pecuniary and business interests of Mortgagor that Borrower continue to obtain from the Lenders the Commitment, as defined in the Credit Agreement, and the Loans and Letters of Credit provided for in the Credit Agreement; and

         WHEREAS, Mortgagor understands that the Lenders are willing to continue to grant such financial accommodations to Borrower only upon certain terms and conditions, one of which is that Mortgagor execute and deliver this Agreement and this Agreement is being executed and delivered in consideration of each financial accommodation, granted to Borrower by Administrative Agent and the Lenders and for other valuable considerations.

         NOW, THEREFORE, TO SECURE TO ADMINISTRATIVE AGENT, for the benefit of the Lenders, all of the following (collectively, the "Obligations"): (a) all Loans and Letters of Credit; (b) all other indebtedness now owing or hereafter incurred by Borrower to Administrative Agent or any Lender pursuant to the Credit Agreement and any Note executed in connection therewith; (c) each renewal, extension, consolidation or refinancing of any of the foregoing, in whole or in part; (d) all interest from time to time accruing on any of the foregoing, and all fees and other amounts payable by Borrower pursuant to the Credit Agreement; (e) all obligations and liabilities of Borrower now existing or hereafter incurred to Administrative Agent or any Lender (or any affiliate of such Lender) under, arising out of, or in connection with any Hedge Agreement between Borrower and the Administrative Agent or any Lender (or any of their


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respective affiliates) in connection with the Obligations; (f) every other liability, now or hereafter owing to Administrative Agent or any Lender by Borrower or Mortgagor pursuant to the Credit Agreement or any other Credit Document; (g) the payment of all other sums, with interest thereon, advanced in accordance herewith to protect the security of this Agreement; and (h) the performance of the covenants and agreements of Mortgagor contained in this Agreement,

         Mortgagor does hereby MORTGAGE, GRANT, CONVEY, WARRANT AND ASSIGN to Administrative Agent, for the benefit of the Lenders, the real property described in Exhibit A attached hereto and made a part hereof, together with all present and future right, title and interest of Mortgagor therein or in any way appertaining thereto, and all buildings, improvements and tenements now or hereafter erected on the property, and all heretofore or hereafter vacated alleys and streets abutting the property, and all easements, rights, appurtenances, rents, royalties, mineral, oil and gas rights and profits, water, water rights, and water stock appurtenant to the property, and all fixtures, machinery, equipment, engines, boilers, incinerators, building materials, appliances and goods of every nature whatsoever now or hereafter owned by Mortgagor and located in, or on, or used, or intended to be used in connection with the property, including, but not limited to, those for the purposes of supplying or distributing heating, cooling, electricity, gas, water, air and light; all cranes and materials handling equipment; and all elevators, and related machinery and equipment, fire prevention and extinguishing apparatus, security and access control apparatus, plumbing, bath tubs, water heaters, water closets, stoves, refrigerators, dishwashers, disposals, washers, dryers, awnings, storm windows, storm doors, screens, blinds, shades, curtains and curtain rods, mirrors, cabinets, paneling, rugs, attached floor coverings, furniture, fixtures, equipment; and all rentals, revenues, payments, repayments, deposits, income, charges and moneys derived from the use, lease, sublease, rental or other disposition of the property and the proceeds from any insurance or condemnation award pertaining thereto; and all other property (tangible and intangible) now owned or hereafter acquired by Mortgagor and used in, on or about the subject real estate or arising from the operation of the property, all of which, including replacements and additions thereto and proceeds therefrom, shall be deemed to be and remain a part of the real property covered by this Agreement; and all of the foregoing, including said real property, are herein referred to as the "Property".

         TO HAVE AND TO HOLD, Mortgagor represents and warrants that (i) Mortgagor is lawfully seized of the estate hereby conveyed and has the right to mortgage, grant, convey and assign the Property, (ii) the Property is unencumbered except for the matters approved by Administrative Agent and the Lenders and described on Exhibit B attached hereto and made a part hereof ("Permitted Encumbrances"), and (iii) Mortgagor will warrant and defend generally the title to the Property against all claims and demands whatsoever, except as aforesaid. Mortgagor hereby releases and waives all rights under and by virtue of the Homestead Exemption Laws, if any, of the State of [___________].

         Mortgagor and Administrative Agent, on behalf of the Lenders, covenant and agree as follows:

         1. Payment of Obligations. Mortgagor shall promptly pay and perform all of the Obligations when due.



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         2.       Future Advances. This Agreement is intended to secure all of the Obligations, including such Obligations that may be advanced to or payable by Mortgagor after the date of this Agreement. This Agreement shall secure the maximum principal amount of up to Sixty-Five Million Dollars ($65,000,000), together with interest thereon and such other amounts as shall become due and owing to Administrative Agent and the Lenders from Mortgagor pursuant this Agreement.

         3. Insurance. Mortgagor shall keep all improvements now existing or hereafter erected on the Property insured against loss by fire and such other hazards, casualties, and contingencies in such form, written by Mortgagor, in such amounts, for such period, and against such risks as may be acceptable to Administrative Agent, with provisions satisfactory to Administrative Agent, for payment of all losses thereunder to Administrative Agent, for the benefit of the Lenders, and Mortgagor as its interest may appear (loss payable endorsement in favor of Administrative Agent, for the benefit of Lenders), and, if required by Administrative Agent, Mortgagor shall deposit the policies with Administrative Agent. Any such policies of insurance shall provide for no fewer than thirty
(30) days prior written notice of cancellation to Administrative Agent. In the event of foreclosure of this Agreement, all right, title, and interest of Mortgagor in and to any insurance policies then in force shall pass to the purchaser at foreclosure sale, and Administrative Agent is hereby appointed attorney in fact for Mortgagor for the purpose of assigning and transferring such policies and receiving all or any part of the proceeds therefrom. The insurance proceeds or any part thereof may be applied by Administrative Agent, at Administrative Agent's option, either to the reduction of the Obligations or to restoration or repair of the property damaged.

         4. Funds for Taxes, Insurance and Other Charges. Upon default in payment by Mortgagor of any of the following described items, or upon the occurrence of an Event of Default, as hereinafter defined, Administrative Agent shall have the right, at Administrative Agent's option, to require Mortgagor to pay to Administrative Agent on the first day of each month, until the Obligations have been paid in full, a sum (herein "Funds") equal to one-twelfth of (a) the yearly water and sewer rates and taxes and assessments that may be levied on the Property and (b) the yearly premium installments for fire and other hazard insurance, rent loss insurance (if applicable) and such other insurance covering the Property as Administrative Agent may require pursuant to the Credit Agreement, all as reasonably estimated initially and from time to time by Administrative Agent on the basis of assessments and bills and reasonable estimates thereof. Any waiver by Administrative Agent of a requirement that Mortgagor pay such Funds may be revoked by Administrative Agent, in Administrative Agent's sole discretion, at any time upon notice in writing to Mortgagor. Administrative Agent may require Mortgagor to pay to Administrative Agent, in advance, such other Funds for other taxes, charges, premiums, assessments and impositions in connection with Mortgagor or the Property that Administrative Agent shall reasonably deem necessary to protect Administrative Agent's interests (herein "Other Impositions"). Unless otherwise provided by applicable law, Administrative Agent, at Administrative Agent's option, may require Funds for Other Impositions to be paid by Mortgagor in a lump sum (not exceeding Other Impositions due for a one-year period) or in periodic installments.

                  The Funds shall be held by Administrative Agent and shall be applied to pay such rates, rents, taxes, assessments, insurance premiums and Other Impositions so long as no Event


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of Default has occurred. Administrative Agent shall make no charge for so holding and applying the Funds, analyzing such account or for verifying and compiling said assessments and bills, unless Administrative Agent pays Mortgagor interest, earnings or profits on the Funds and applicable law permits Administrative Agent to make such a charge. Unless applicable law requires interest, earnings or profits on the Funds to be paid, Administrative Agent shall not be required to pay Mortgagor any interest, earnings or profits on the Funds. Administrative Agent shall give to Mortgagor, without charge, an annual accounting of the Funds showing credits and debits to the Funds and the purpose for which each debit to such Funds was made. The Funds are pledged as additional security for the Obligations and shall be subject to the right of set off.

                  If the amount of the Funds held by Administrative Agent at the time of the annual accounting thereof shall exceed the amount deemed necessary by Administrative Agent to provide for the payment of water and sewer rates, taxes, assessments, insurance premiums, rents and Other Impositions, as such payments become due, Administrative Agent (in its sole discretion) may either
(i) return the amount of the excess to Mortgagor or (ii) apply a part or all of such excess at such time or times as Administrative Agent may elect to the Obligations. If, at any time, the amount of the Funds held by Administrative Agent shall be less than the amount deemed necessary by Administrative Agent to pay water and sewer rates, taxes, assessments, insurance premiums, rents and Other Impositions, as such payments become due, Mortgagor shall, on demand, pay such deficiency. Upon the occurrence of an Event of Default, Administrative Agent may apply, in any amount and in any order as Administrative Agent shall determine, in Administrative Agent's sole discretion, any Funds held by Administrative Agent at the time of application (A) to pay rates, rents, taxes, assessments, insurance premiums and Other Impositions that are now or shall hereafter become due; or (B) as a credit against sums secured by this Agreement. Upon release of this Agreement and payment in full of the Obligations, Administrative Agent shall promptly refund to Mortgagor any Funds held by Administrative Agent.

         5. Charges; Mechanics Liens. Mortgagor shall pay all water and sewer rates, rents, taxes assessments, premiums, and Other Impositions (not being diligently contested by Mortgagor (a) in a timely manner and (b) with the support of adequate financial reserves), attributable to the Property. Mortgagor shall promptly discharge any lien that has, or may have, priority over or equality with, the lien of this Agreement, other than Permitted Encumbrances.

                  If a mechanic's lien is filed against the Property, Mortgagor shall promptly notify Administrative Agent and, at Administrative Agent's request, shall deliver to Administrative Agent, either of the following, at Mortgagor's option, (i) a cash deposit or (ii) an indemnity bond satisfactory to Administrative Agent issued by a surety satisfactory to Administrative Agent, in the amount claimed by any such lien, together with an additional sum necessary to pay all costs, interest and penalties that may be payable in connection therewith. Without Administrative Agent's prior written consent, Mortgagor shall not allow any lien, encumbrance, or other interest in the Property to be perfected against the Property, other than Permitted Encumbrances, unless Mortgagor is then diligently contesting same and has, as to the lien, encumbrance or interest being contested, complied with (i) or (ii) of the preceding sentence.

         6. Preservation and Maintenance of Property. Mortgagor (a) shall not commit waste or permit impairment or deterioration of the Property; (b) shall not abandon the Property; (c)


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shall, unless Administrative Agent withholds insurance proceeds as security for or application to the Obligations as provided in the Credit Agreement, restore or repair promptly and in a good and workmanlike manner all or any part of the Property to the equivalent of its original condition, or such other condition as Administrative Agent may approve in writing, in the event of any damage, injury or loss thereto, whether or not insurance proceeds are available to cover in whole or in part the costs of such restoration or repair unless the improvements constituting the Property are (i) totally destroyed, (ii) insurance has been maintained thereon as required by this Agreement, and (iii) Administrative Agent applies the proceeds of such insurance to payment of the Obligations; (d) shall keep the Property, including improvements, fixtures, equipment, machinery and appliances, in good repair and shall replace improvements, fixtures, equipment, machinery and appliances on the Property owned by Mortgagor when necessary to keep such items in good repair; (e) shall comply in all material respects with all laws, ordinances, regulations and requirements of any governmental body applicable to the Property, including, without limitation, the American with Disabilities Act, as it may be amended from time to time; and (f) shall give notice in writing to Administrative Agent of, appear in and defend, any action or proceeding purporting to affect the Property, the security of this Agreement or the rights or powers of Administrative Agent, except for any such action or proceeding caused by the gross negligence or intentional misconduct of Administrative Agent. Unless required by applicable law or unless Administrative Agent has otherwise consented in writing, neither Mortgagor nor any tenant or other Person shall remove, demolish or alter any improvement now existing or hereafter erected on the Property or any fixture (other than trade fixtures), equipment, machinery or appliance in or on the Property owned by Mortgagor and used or intended to be used in connection with the Property, except as permitted pursuant to the Credit Agreement.

         7. Use of Property. Unless required by applicable law or unless Administrative Agent has otherwise agreed in writing, Mortgagor shall not allow changes in the use for which all or any part of the Property was intended at the time this Agreement was executed. Mortgagor shall not initiate or acquiesce in a change in the zoning classification of the Property without Administrative Agent's prior written consent.

         8. Protection of Administrative Agent's Security. If Mortgagor fails to perform the covenants and agreements contained in this Agreement, or if any action or proceeding is commenced that affects the Property or title thereto or the interest of Administrative Agent therein, including, but not limited to, eminent domain, insolvency, enforcement of local laws, or arrangements or proceedings involving a bankrupt or decedent, then Administrative Agent, at Administrative Agent's option, may make such appearances, disburse such sums and take such action as Administrative Agent deems necessary, in its sole discretion, to protect the interests of Administrative Agent and the Lenders, including, but not limited to, (a) disbursement of attorneys' fees; (b) entry upon the Property to remedy any failure of Mortgagor to perform hereunder; and
(c) procurement of satisfactory insurance.

                  Any amounts disbursed by Administrative Agent pursuant to this
Section 8, with interest thereon, shall become part of the Obligations and shall be secured by this Agreement. Unless Mortgagor and Administrative Agent agree in writing to other terms of payment, such amounts shall be immediately due and payable and shall bear interest from the date of disbursement, unless collection from Mortgagor of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate that may be


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collected from Mortgagor under applicable law. Mortgagor hereby covenants and agrees that Administrative Agent shall be subrogated to the lien of any mortgage or other lien discharged, in whole or in part, by the Obligations. Nothing contained in this Section 8 shall require Administrative Agent to incur any expense or take any action hereunder.

                  The procurement of insurance of the payment of taxes or other liens or charges by Administrative Agent shall not be a waiver of the right of Administrative Agent or the Lenders to accelerate the maturity of any of the Obligations secured by this Agreement. Administrative Agent's receipt of any awards, proceeds or damages under the insurance or condemnation provisions of the Credit Agreement or this Agreement shall not operate to cure or waive any default in payment of sums secured by this Agreement.

         9. Condemnation. Mortgagor shall promptly notify Administrative Agent of any action or proceeding relating to any condemnation or other taking, whether direct or indirect, of the Property, or part thereof, and Mortgagor shall appear in and prosecute any such action or proceeding unless otherwise directed by Administrative Agent in writing. Mortgagor authorizes Administrative Agent, at Administrative Agent's option, as attorney-in-fact for Mortgagor, to commence, appear in and prosecute, after the occurrence of an Event of Default, in Administrative Agent's or Mortgagor's name, any action or proceeding relating to any condemnation or other taking of the Property, whether direct or indirect, and to settle or compromise any claim in connection with such condemnation or other taking. The proceeds of any award, payment or claim for damages, direct or consequential, in connection with any condemnation or other taking, whether direct or indirect, of the Property, or part thereof, or for conveyances in lieu of condemnation, are hereby assigned to and shall be paid to Administrative Agent.

         With the consent of Administrative Agent, which consent may be withheld in Administrative Agent's sole discretion, Mortgagor may apply such awards, payments, proceeds or damages, after the deduction of Administrative Agent's expenses incurred in the collection of such amounts, to restoration or repair of the Property. Otherwise, such sums so received shall be applied to payment of the Obligations. Mortgagor agrees to execute such further evidence of assignment of any awards, proceeds, damages or claims arising in connection with such condemnation or taking as Administrative Agent may reasonably require.

         10. Estoppel Certificate. Mortgagor shall, within ten (10) days of a written request from Administrative Agent, furnish Administrative Agent with a written statement, duly acknowledged, setting forth the sums secured by this Agreement and any right of set-off, counterclaim or other defense that exists against such sums and any Obligations.

         11. Uniform Commercial Code and Fixture Filing. This Agreement shall also constitute a "fixture filing" under the Uniform Commercial Code, as adopted in [_________] for the purpose of perfecting Administrative Agent's security interest in all of Mortgagor's property now owned or hereafter acquired which is or becomes a "fixture" to the Property under the Uniform Commercial Code, as in effect from time to time in [___________], with the names and addresses of the "debtor" and "secured party" for such purpose being:



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                  Debtor:           [_____________]
                                    [_____________]
                                    [_____________]
                                    Attn: President

                  Secured Party:    KeyBank National Association,
                                      as Administrative Agent
                                    127 Public Square
                                    Cleveland, Ohio  44114
                                    Attn:  Large Corporate Group

         12. Leases of the Property. Mortgagor shall comply with and observe Mortgagor's obligations as landlord or as tenant, as the case may be, under any leases of the Property or any part thereof. Mortgagor shall furnish Administrative Agent with executed copies of the leases now existing or hereafter made of all or any part of the Property, and all future leases and amendments or modifications thereto shall be subject to Administrative Agent's prior written approval. Unless otherwise directed by Administrative Agent, all leases of the Property made after the date hereof shall specifically provide that such leases are subordinate to this Agreement; that the tenant attorns to Administrative Agent, such attornment to be effective upon Administrative Agent's acquisition of title to the Property; that the tenant agrees to execute such further evidences of attornment as Administrative Agent may from time to time request; and that the attornment of the tenant shall not be terminated by foreclosure. Mortgagor shall not, without Administrative Agent's written consent, execute, modify, surrender or terminate, either orally or in writing, any lease hereafter made of all or any part of the Property, permit an assignment or sublease of such a lease, or request or consent to the subordination of any lease of all or any part of the Property to any lien subordinate to this Agreement, provided that such leases are on commercially reasonable terms. If Mortgagor becomes aware that any tenant proposes to do, or is doing, any act or thing that may give rise to any right to set-off against rent, Mortgagor shall (a) take such steps as shall be reasonably calculated to prevent the accrual of any right to a set-off against rent, (b) notify Administrative Agent thereof and of the amount of said set-offs, and (c) within twenty (20) days after such accrual, reimburse the tenant who shall have acquired such right to set-off or take such other steps as shall effectively discharge such set-off and as shall assure that rents thereafter due shall continue to be payable without set-off or deduction.

         13. Remedies Cumulative. Each remedy provided in this Agreement is distinct and cumulative to all other rights or remedies under this Agreement or the Credit Agreement or afforded by law or in equity, and may be exercised concurrently, independently, or successively, in any order whatsoever.

         14. Transfers of the Property; Changes in Control or Ownership of Mortgagor. Except as expressly permitted pursuant to the Credit Agreement, Mortgagor shall not (a) voluntary or involuntary sell, lease, exchange, assign, convey, transfer or otherwise dispose of all or any portion of the Property (or any interest therein), or all or any of the beneficial ownership interest in Mortgagor, or (b) convey to any Person, other than Administrative Agent, a security interest in the Property or any part thereof or voluntarily or involuntarily permit or suffer the Property to be further encumbered.

         15. Credit Agreement Provisions. Mortgagor agrees to comply with the covenants and conditions of the Credit Agreement that is hereby incorporated by reference in and made a


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part of this Agreement. All sums disbursed by Administrative Agent to protect the security of this Agreement shall be treated as Related Expenses. All such sums shall bear interest from the date of disbursement. In the event of any conflict or inconsistency between this Agreement and the Credit Agreement, the terms of the Credit Agreement shall control. As used herein, "Related Expenses" shall mean any and all reasonable costs, liabilities and expenses (including, without limitation, losses, damages, penalties, claims, actions, reasonable attorneys' fees, legal expenses, judgments, suits and disbursements) (a) incurred by Administrative Agent, or imposed upon or asserted against Administrative Agent or any Lender, in any attempt by Administrative Agent and the Lenders to (i) obtain, preserve, perfect, or enforce any security interest evidenced by this Agreement, the Credit Agreement, any Credit Document, or any other document, instrument or agreement executed in connection with any of the foregoing; (ii) obtain payment, performance or observance of any and all of the Obligations; or (iii) maintain, insure, audit, collect, preserve, repossess or dispose of any of the Property or any other collateral securing the Obligations, including, without limitation, costs and expenses for appraisals, assessments and audits of Borrower or any such collateral; or (b) incidental or related to
(a) above, including, without limitation, interest thereupon from the date incurred, imposed or asserted until paid.

         16. Notice. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile transmission or cable communication) and mailed, telegraphed, telexed, transmitted, cabled or delivered, if to Mortgagor, at 200 Public Square, Suite 30-5000, Cleveland, Ohio 44114, Attn:
Vice President-Finance, if to any Lender, at its address specified for such Lender on Annex I to the Credit Agreement, and if to Administrative Agent, at the Notice Office, as defined in the Credit Agreement; or at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, and shall be effective when received.

         17. Successors and Assigns Bound; Agents; Captions. The covenants and agreements herein contained shall bind, and the rights hereunder shall inure to, the respective successors and permitted assigns of Administrative Agent, the Lenders and Mortgagor. In exercising any rights hereunder or taking any actions provided for herein, Administrative Agent may act through its employees, agents or independent contractors as authorized by Administrative Agent. The captions and headings of the Sections of this Agreement are for convenience only and are not to be used to interpret or define the provisions hereof.

         18. Governing Law; Severability. This Agreement shall be governed by the laws of the State of [___________], without regard to principles of conflicts of laws. In the event that any provision of this Agreement conflicts with applicable law, such conflict shall not affect other provisions of this Agreement that can be given effect without the conflicting provisions, and to this end the provisions of this Agreement are declared to be severable.

         19. Waiver of Marshaling. In the event of foreclosure of the lien of this Agreement, the Property may be sold in one or more parcels or as an entirety as Administrative Agent may elect.



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                  Notwithstanding the existence of any other security interests in the Property held by Administrative Agent, or by any other Person, Administrative Agent shall have the right to determine the order in which any or all of the Property shall be subjected to the remedies provided herein. Administrative Agent shall have the right to determine the order in which any or all of the Obligations are satisfied from the proceeds realized upon the exercise of the remedies provided herein. Mortgagor, any Person that consents to this Agreement, and any Person that now or hereafter acquires a security interest in the Property and that has actual or constructive notice hereof, hereby waives any and all right to require the marshaling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein.

         20. Assignment of Rents; Appointment of Receiver; Agent in Possession. Mortgagor hereby absolutely and unconditionally assigns and transfers to Administrative Agent all of the leases, rents and revenues of the Property, including those now due, past due, or to become due by virtue of any lease or other agreement for the occupancy or use of all or any part of the Property, regardless to whom the rents and revenues of the Property are payable. Although this Agreement is a present assignment, Administrative Agent shall not exercise any of the rights or powers herein conferred upon it until an Event of Default shall have occurred. Mortgagor hereby authorizes Administrative Agent or Administrative Agent's agents to collect the aforesaid rents and revenues and hereby directs each tenant of the Property to pay such rents to Administrative Agent or Administrative Agent's agents. Upon the occurrence of an Event of Default, and without the necessity of Administrative Agent entering upon and taking and maintaining full control of the Property in person, by agent or by a court appointed receiver, Administrative Agent shall immediately be entitled to possession of all rents and revenues of the Property as specified in this
Section 20 as the same become due and payable (including but not limited to rents then due and unpaid) and all such rents received by Mortgagor shall immediately, upon delivery of such notice, be held by Mortgagor, as trustee for the benefit of Administrative Agent only. This Section 20 may be supplemented by a separate assignment of leases and rents agreement entered into by and between Administrative Agent and Mortgagor, which instrument shall set forth more fully Administrative Agent's rights with respect to the leases, rents and revenue of the Property.

         21. Assignment of Construction Rights. From time to time, as Administrative Agent deems necessary to protect its interests, Mortgagor shall, upon request of Administrative Agent, execute and deliver to Administrative Agent, in such form as Administrative Agent shall direct, assignments of any and all rights or claims that relate to the construction of improvements on the Property and which Mortgagor may have against any Person supplying or who has supplied labor, materials or services in connection with construction of the Property.

         22. Event of Default; Acceleration; Remedies. Each of the following shall constitute an Event of Default hereunder, (a) if any Event of Default, as defined in the Credit Agreement, occurs under the Credit Agreement, or (b) if Mortgagor defaults in the performance or observance of any of the covenants or agreements of Mortgagor contained in this Agreement . In addition to any other right or remedy that Administrative Agent may now or hereafter have at law or in equity, upon the occurrence of an Event of Default, Administrative Agent shall have the right and power (i) to foreclose upon this Agreement and the lien hereof; (ii) to sell the Property according to law, which power of sale is hereby granted to Administrative Agent to the


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full extent permitted by the laws of the State of [___________], at one or more sales as an entirety or in parcels, if applicable, and at such time and place upon such terms and conditions and after such notices thereof as may be required by law; (iii) to enter upon and take possession of the Property; and (iv) apply for the appointment of a receiver, trustee, liquidator or conservator of the Property, without notice and without regard for the adequacy of the security for the Obligations and without regard for the solvency of Mortgagor or Borrower or any other Person liable for the payment of the Obligations, or any thereof. If all sums secured by this Agreement become immediately due and payable in accordance with this Section, Administrative Agent, at Administrative Agent's option, may foreclose this Agreement by judicial proceeding and may invoke any other remedies permitted by applicable law or as provided herein. Administrative Agent shall be entitled to collect all costs and expenses incurred in pursuing such remedies, including, but not limited to, costs of documentary evidence abstracts, title reports and attorneys' fees.

         23. Indemnification. Mortgagor shall protect, indemnify and save harmless Administrative Agent and the Lenders from and against all liabilities and expenses (including, without limitation, reasonable attorneys' fees and expenses, including those incurred in connection with appellate, bankruptcy and post-judgment proceedings) imposed upon or incurred by or asserted against Administrative Agent or any Lender, and not caused by the gross negligence or intentional misconduct of Administrative Agent or such Lender, by reason of (a) ownership of this Agreement, the Property or any interest therein or receipt of any rents, (b) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas or streets, (c) any use, non-use or condition in, on or about the Property, or any part thereof, or on the adjoining sidewalks, curbs, adjacent property, parking areas or streets, (d) any failure on the part of Mortgagor to perform or comply with any of the terms of this Agreement, or (e) the performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof. The obligations of Mortgagor under this Section 23 shall survive any termination or satisfaction of this Agreement.

         24.      Hazardous Waste Covenants and Indemnification.

                  (a) Mortgagor covenants and warrants that Mortgagor's use of the Property shall at all times comply with and conform, in all material respects, to all laws, statutes, ordinances, rules and regulations of any governmental, quasi-governmental or regulatory authority now or hereafter in effect ("Laws") which relate to the transportation, storage, placement, handling, treatment, discharge, release, generation, production or disposal (collectively "Treatment") of any waste, waste products, petroleum or petroleum based products, radioactive materials, poly-chlorinated biphenyls, asbestos, hazardous materials or substances of any kind, pollutants, contaminants and any substance which is regulated by any law, statute, ordinance, rule or regulation (collectively "Waste"). Mortgagor further covenants that it shall not engage in or permit any Person to engage in any Treatment of any Waste on or that affects the Property except for activities which comply with all Laws in all material respects.

                  (b) Except as specifically disclosed to Administrative Agent in writing in any schedule to the Credit Agreement, Mortgagor has no actual knowledge that the Property is the subject of any Notice, as hereinafter defined, from any governmental authority or Person.



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
                  (c) Promptly upon receipt of any Notice from any Person, Mortgagor shall deliver to Administrative Agent a true, correct and complete copy of any written Notice or a true, correct and complete report of any non-written Notice. Additionally, Mortgagor shall notify Administrative Agent immediately after having knowledge or Notice of any Waste in or affecting the Property. "Notice" shall mean any note, notice, information, or report of any of the following:

                           (i) any suit, proceeding, investigation, order, consent order, injunction, writ, award or action related to or affecting or indicating the Treatment of any Waste in or affecting the Property;

                           (ii) any spill, contamination, discharge, leakage, release, threatened release, or escape of any Waste in or affecting the Property, whether sudden or gradual, accidental or anticipated, or of any other nature ("Spill");

                           (iii) any dispute relating to Mortgagor's or any other Person's Treatment of any Waste or any Spill in or affecting the Property;

                           (iv) any claims by or against any insurer related to or arising out of any Waste or Spill in or affecting the Property;

                           (v) any recommendations or requirements of any governmental or regulatory authority, insurer or board of underwriters relating to any Treatment of Waste or a Spill in or affecting the Property;

                           (vi) any legal requirement or deficiency related to the Treatment of Waste or any Spill in or affecting the Property; or

                           (vii) any tenant, licensee, concessionaire, manager, or other Person occupying or using the Property or any part thereof which has engaged in or engages in the Treatment of any Waste in or affecting the Property in violation of applicable Laws.

                  (d) In the event that (i) Mortgagor has caused, suffered or permitted, directly or indirectly, any Spill in or affecting the Property during the term of this Agreement, or (ii) any Spill of any Waste has occurred on the Property during the term of this Agreement, then Mortgagor shall immediately take all of the following actions:

                           (A) notify Administrative Agent, as provided herein;

                           (B) take all steps necessary or appropriate to clean up such Spill and any contamination related to the Spill, all in accordance with the requirements, rules or regulations of any local, state or federal governmental or regulatory authority or agency having jurisdiction over the Spill; provided that Mortgagor may contest any such requirement, rule or regulation by appropriate proceedings diligently and in good faith, so long as (1) Mortgagor provides Administrative Agent, at Mortgagor's cost, such sureties, performance bonds and other assurances as Administrative Agent may from time to time request in respect of such Spill and contamination and the cleanup thereof, (2) any governmental or other action against Mortgagor and the Property is effectively stayed during Mortgagor's efforts so to contest, and (3) in Administrative Agent's determination, a delay in such clean-up will not result in or increase any loss or liability to Administrative Agent;

                           (C) restore the Property, provided that such restoration shall be no less than, but need not be more than, what is otherwise required by applicable federal, state or local law or authorities;

                           (D)      allow any local, state or federal
         governmental or regulatory authority or agency having jurisdiction thereof to monitor and inspect all cleanup and restoration related to such Spill; and

                           (E) at the written request of Administrative Agent, post a bond or obtain a letter of credit for the benefit of Administrative Agent (drawn upon a company or bank satisfactory to Administrative Agent) or deposit an amount of money in an escrow account under Administrative Agent's name upon which bond, letter of credit or escrow Mortgagor may draw, and which bond, letter of credit or escrow shall be in an amount sufficient to meet all of Mortgagor's obligations under this Section 24; and Administrative Agent shall have the unfettered right to draw against the bond, letter of credit or escrow in its discretion in the event that Mortgagor is unable or unwilling to meet its obligation under this Section 24 or, if Mortgagor fails to post a bond or obtain a letter of credit or deposit such cash as is required herein, then Administrative Agent, at Mortgagor's cost and expense, may, but shall have no obligation to do so for the benefit of Mortgagor and do those things that Mortgagor is required to do under clauses (B), (C) and (D) of this subsection (d).

                  (e) Mortgagor hereby agrees that it shall indemnify, defend, save and hold harmless Administrative Agent and the Lenders and their respective officers, directors employees, agents, successors, assigns and affiliates (collectively, "Indemnified Parties") against and from, and to reimburse the Indemnified Parties with respect to, any and all damages, claims, liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys', engineers' and consultants' fees and expenses, court costs, administrative costs, costs of appeals and all clean up, administrative, fines, penalties and enforcement costs of applicable governmental agencies) that are incurred by or asserted against the Indemnified Parties by reason or arising out of: (i) the breach of any representation, warranty or undertaking of Mortgagor under this Section 24, or (ii) the Treatment of any Waste by Mortgagor or any tenant, licensee, concessionaire, manager, or other Person occupying or using the Property, in or affecting the Property, or (iii) any Spill governed by the terms of this Section 24.

                  (f) The obligations of Mortgagor under this Section 24 shall survive any termination or satisfaction of this Agreement.

         25. IRPTA. Mortgagor represents and warrants that if the disclosure requirements of the [_______] Responsible Property Transfer Act, [___________________] et seq. ("IRPTA") apply to the loan transaction contemplated by this Agreement, Mortgagor agrees to comply with the provisions of IRPTA and pay all costs and expenses associates therewith, including, but not limited to, the costs associated with the recording of a disclosure document.

         26. Adjustments to Maximum Liability. Anything in this Agreement to the contrary notwithstanding, in no event shall the amount of the Obligations secured by this Agreement exceed the maximum amount that (after giving effect to the incurring of the obligations hereunder and to any rights to contribution of Mortgagor from other affiliates of Borrower) would not render the rights to payment of Administrative Agent and the Lenders hereunder void, voidable or avoidable under any applicable fraudulent transfer law.

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                                       14

         27. JURY TRIAL WAIVER. MORTGAGOR, ADMINISTRATIVE AGENT AND THE LENDERS WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG THEM ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

         28. WAIVER OF RIGHT OF REDEMPTION. EXCEPT AS MAY OTHERWISE BE PROHIBITED OR IN THE EVENT THE PROPERTY IS AND CONTINUES TO QUALIFY AS RESIDENTIAL PROPERTY AS DEFINED BY THE LAWS OF [__________] REGARDING FORECLOSURE OF MORTGAGES, THE MORTGAGOR WAIVES ANY AND ALL RIGHTS OF REDEMPTION FROM SALE UNDER ANY ORDER OR JUDGMENT OF FORECLOSURE OF THIS MORTGAGE AND ANY RIGHTS OF REINSTATEMENT PURSUANT TO THE LAWS OF THE STATE OF [__________] REGARDING FORECLOSURE OF MORTGAGES, ON ITS OWN BEHALF AND ON BEHALF OF EACH AND EVERY PERSON, EXCEPT JUDGMENT CREDITORS OF THE MORTGAGOR, ACQUIRING ANY INTEREST IN OR TITLE TO THE PROPERTY AS OF OR SUBSEQUENT TO THE DATE OF THIS AGREEMENT.

         IN WITNESS WHEREOF, Mortgagor has executed this Agreement as of the day and year first set forth above.

Signed and acknowledged                     MORTGAGOR:
in the presence of:
                                            [________________________]v


___________________________________         By:_________________________________
Print _____________________________         Name:_______________________________
                                            Title:______________________________

___________________________________
Print _____________________________

STATE OF OHIO        )
                     )  SS:
COUNTY OF CUYAHOGA   )

         On this 10th day of August, 2001, before me, a Notary Public in and for said County and State, personally appeared __________________________________________________, the _______________________
of [___________________], a [________________], who acknowledged the signing of the foregoing instrument on behalf of said limited liability company to be her/his free act and deed and the free act and deed of said limited liability company for the uses and purposes set forth therein.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal at Cleveland, Ohio.



                                             _________________________________
                                             Notary Public

                                    EXHIBIT A

                                LEGAL DESCRIPTION

                                    EXHIBIT B

                             PERMITTED ENCUMBRANCES